UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

BANK OF THE CAROLINAS CORPORATION

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

135 BOXWOOD VILLAGE DRIVE, MOCKSVILLE, NORTH CAROLINA 27028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Bank of the Carolinas Corporation (the “Company”) held its annual meeting of shareholders on June 13, 2013. At the meeting, the shareholders elected all of the directors nominated by the board of directors, ratified a resolution endorsing and approving compensation paid or provided to the Company’s executive officers and the Company’s executive compensation policies and practices, and ratified the appointment of Turlington and Company, L.L.P., as the Company’s independent accountants for 2013, as follows:

Election of Directors

Director	For	Withheld	Broker Non-Votes

Jerry W. Anderson	1,173,582	354,667	1,280,605

Alan M. Bailey	1,173,606	354,643	1,280,605

John A. Drye	1,176,397	351,852	1,280,605

John W. Googe	1,174,002	354,247	1,280,605

Henry H. Land	1,174,002	354,247	1,280,605

Grady L. McClamrock, Jr.	1,169,318	358,931	1,280,605

Lynne Scott Safrit	945,212	583,037	1,280,605

Francis W. Slate	1,174,116	354,133	1,280,605

Stephen R. Talbert	1,174,002	354,247	1,280,605

Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes

1,120,921	365,977	41,351	1,280,605

Ratification of Independent Accountants

For	Against	Abstain	Broker Non-Votes

2,613,535	175,900	19,419	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Stephen R. Talbert
Stephen R. Talbert
President and Chief Executive Officer

Dated: June 17, 2013